EXHIBIT 21.1
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Corporation                                State of Incorporation
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Roy H. Park Broadcasting, Inc.                North Carolina
Contemporary FM, Inc.                         Oregon
Roy H. Park FM Broadcasting of                North Carolina
  East Carolina, Inc.
Roy H. Park Radio, Inc.                       North Carolina
Roy H. Park Broadcasting of Tennessee, Inc.   Tennessee
Roy H. Park Broadcasting of Utica-Rome, Inc.  New York
Roy H. Park Broadcasting of Washington, Inc.  Washington
Roy H. Park Broadcasting of the               Tennessee
  Tri-Cities, Inc.
Roy H. Park Broadcasting of Syracuse, Inc.    New York
Roy H. Park Broadcasting of Minnesota, Inc.   Minnesota
Roy H. Park Broadcasting of Roanoke, Inc.     Virginia
Roy H. Park Broadcasting of Virginia, Inc.    Virginia
Roy H. Park Broadcasting of the               Minnesota
  Lake Country, Inc.
Roy H. Park Broadcasting of the               South Dakota
  Midwest, Inc.
Roy H. Park Broadcasting of Oregon, Inc.      Oregon
Park Broadcasting, Inc.                       Delaware
Birmingham Television, Inc.                   Alabama
The Pilot Company, Inc.                       Indiana
Park Newspapers of Michigan, Inc.             Michigan
Park Newspapers of Sapulpa, Inc.              Oklahoma
Park Newspapers of Creek, Inc.                Delaware
Park Newspapers of Morganton, Inc.            North Carolina
Park Newspapers of Blytheville, Inc           Arkansas
Park Newspapers of Newton, Inc.               North Carolina
Park Newspapers of Concord, Inc.              North Carolina
Park Newspapers of Clinton, Inc.              North Carolina
The Concord Tribune, Inc.                     North Carolina
Park Newspapers of Devils Lake, Inc.          North Dakota
State and Aurora Incorporated                 Oklahoma
Park Newspapers of Marion, Inc.               North Carolina
Southside Publications, Inc.                  Oklahoma
Park Newspapers of Moore County, Inc.         North Carolina
Park Newspapers of Northeastern               Oklahoma
  Oklahoma, Inc.
Park Newspapers of Phillips County, Inc.      Arkansas
Park Newspapers of Statesville, Inc.          North Carolina
Weekly Publications of Phillips County, Inc.  Arkansas
Park Newspapers of Lumberton, Inc.            North Carolina
Kannapolis Publishing Company                 North Carolina
Clinton Newspapers, Inc.                      North Carolina
Coldwater Reporter Company                    Michigan
Park Newspapers of Iredell, Inc.              Delaware
Park Newspapers, Inc.                         Delaware
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Corporation                               State of Incorporation
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Park Newspapers of Florida, Inc.              Florida
Park Newspapers of St. Lawrence, Inc.         New York
Park Newspapers of Georgia, Inc.              Georgia
Park Newspapers of Nebraska, Inc.             Nebraska
Press Printing Company, Inc.                  Nebraska
RHP Newspapers, Inc.                          New York
Lockport Publications, Inc.                   Delaware
Lockport Union-Sun & Journal, Inc.            New York
Park Newspapers of Virgina, Inc.              Virgina
Prince William Publishing Company,            Virginia
Park Newspapers of Oklahoma, Inc.             Oklahoma
McAlester Publishing Company                  Oklahoma
Park Newspapers of Illinois, Inc.             Delaware
Park Newspapers of Norwich, Inc.              New York
The Norwich Sun, Inc.                         New York
Park Newspapers of Perry, Inc.                Georgia
Perry Newspapers, Inc.                        Georgia
The Houston Home Journal, Inc.                Georgia
Park Newspapers of Indiana, Inc.              Indiana
Park Newspapers of Waynesboro, Inc.           Virginia
Park Newspapers of Medina, Inc.               New York
Park Newspapers of Clark County, Inc.         Indiana
The News & Journal, Inc.                      Indiana
Park Newspapers of Kentucky, Inc.             Kentucky
Park Newspapers of Mooresville, Inc.          North Carolina
Park Newspapers of Hudson, Inc.               New York
Record Printing & Publishing Company, Inc.    New York
Chatham Holdings, Inc.                        New York
Chatham Courier Company                       New York
Park Radio of Greater New York                New Jersey
Park Newspapers of Honesdale, Inc.            Pennsylvania
Park Newspapers of Susquehanna, Inc.          Pennsylvania
Park Newspapers of Cimarron, Inc.             Oklahoma
Park Newspapers of Minnesota, Inc.            Minnesota
Park Broadcasting of Iowa, Inc.               Iowa
Park Radio of Iowa, Inc.                      Iowa
Park Newspapers of Iowa, Inc.                 Iowa
Park Newspapers of Morehead, Inc.             Kentucky
South Idaho Newspapers, Inc.                  Idaho
Park Newspapers of Idaho, Inc.                Idaho
Park Newspapers of Northeastern               North Carolina
  North Carolina, Inc.
Park Newspapers of Eden, Inc.                 North Carolina
Park Newspapers of the Cumberlands, Inc.      Kentucky
Park Newspapers of Winchester, Inc.           Indiana
Mooresville Tribune, Inc.                     North Carolina
Park Newspapers of Rockingham, Inc.           North Carolina
Park Broadcasting of Kentucky, Inc.           Kentucky
Effingham Daily News Company                  Illinois
Park Broadcasting of Florida, Inc.            Florida
Park Broadcasting of Louisiana, Inc.          Louisiana